As filed with the United States Securities and Exchange Commission on August 12, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTERSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kelly D. Conway

President and Chief Executive Officer

Mattersight Corporation

200 S. Wacker Drive

Suite 820

Chicago, Illinois 60606

(877) 235-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christine R. Carsen, Esq. Vice President, General Counsel and Corporate Secretary Mattersight Corporation 200 S. Wacker Drive Suite 820 Chicago, Illinois 60606 (877) 235-6925	Steven J. Gavin, Esq. Arlene K. Lim, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee
Common Stock, par value $0.01 per share	2,891,566*	$4.83	$13,951,805.95	$1,797

*

Pursuant to Rule 416, this registration statement also covers an indeterminate amount of additional securities of Mattersight Corporation as may be issuable as a result of stock splits, stock dividends, or similar transactions.

(1)

Includes 2,891,566 shares of common stock issued to the selling stockholders named herein pursuant to the Common Stock Purchase Agreement, dated as of July 23, 2014, by and between the selling stockholders and Mattersight Corporation.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of Mattersight Corporation’s common stock on August 8, 2014 on the NASDAQ Global Market, which was $4.83.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2014

PROSPECTUS

2,891,566 Shares

Common Stock

This prospectus relates to resales by certain selling stockholders of up to 2,891,566 shares of common stock, par value $0.01 per share, that we previously issued to the selling stockholders on July 29, 2014 in a private placement.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees, or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Market under the symbol “MATR.” On August 8, 2014, the closing sale price of our common stock on the NASDAQ Global Market was $4.90 per share. You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 3 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

i

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.” In this prospectus, references to the “Company,” “Mattersight,” “registrant,” “we,” “us,” and “our” refer to Mattersight Corporation. The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, our future performance, the industry in which we operate, our beliefs, and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties, and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

Mattersight Corporation

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Through our Behavioral Analytics Service and related services, we capture and analyze customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. Our SaaS delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value and our solutions are used by leading companies in the healthcare, insurance, financial services, telecommunications, cable, utilities, education, hospitality, and government industries.

Private Placement

On July 29, 2014, the Company sold 2,891,566 shares (the “Shares”) of common stock at a price of $4.15 per share (the “Offering”) to the selling stockholders pursuant to the terms of a Common Stock Purchase Agreement dated July 23, 2014, between the Company and the selling stockholders (the “Purchase Agreement”). The aggregate consideration received from the Offering was approximately $12 million. The Offering closed on July 29, 2014. The Shares were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the selling stockholders represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and acquired the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file this registration statement on Form S-3 with the SEC within 30 days following the closing of the Offering to register the resale by the selling stockholders of the Shares and to cause the registration statement to become effective within 90 days following the closing of the sale of the Shares to the Purchasers (120 days in the event of a full review of the registration statement by the SEC). If the Company fails to file the registration statement within such 30-day time period or if the registration statement is not declared effective within such 90-day (or 120-day) time period, the Purchase Agreement provides for an initial payment of partial liquidated damages equal to 1% of the aggregate purchase price for the Shares then owned by the selling stockholders, and further such payments must be made on a monthly basis thereafter until the registration statement has been filed or declared effective, as the case may be.

This prospectus relates to the resales of the Shares issued to the selling stockholders in connection with the Purchase Agreement.

Our principal executive offices are located at 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606. Our telephone number is (877) 235-6925. Our website is located at www.mattersight.com. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	2,891,566 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

NASDAQ Global Market Symbol	MATR

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows, or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment. These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commission and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The selling stockholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 2,891,566 shares of our common stock. These shares were issued by us in a private placement that closed on July 29, 2014. The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of July 30, 2014 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. Except as noted in the footnotes below, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise described below, the selling stockholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered(2)	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Ahava Investment Capital LP (3)	59,900	*	10,000	49,900	*
AIGH Investment Partners LP (4)	382,692	*	75,000	307,692	*
Aristides Fund LP (5)	43,410	*	43,410	0	—
Aristides Fund QP, LP (5)	6,590	*	6,590	0	—
Burguete Investment Partnership, L.P. (6)	36,084	*	36,084	0	—
Cranshire Capital Master Fund, Ltd. (7)	50,000	*	50,000	0	—
Diker Micro Cap Fund LP (8)	75,000	*	75,000	0	—
Empery Asset Master, LTD (9)	42,153	*	42,153	0	—
Empery Tax Efficient, LP (9)	7,847	*	7,847	0	—
Goldman Partners, L.P. (10)	300,000	1.4	100,000	200,000	*
IGC Fund VI, LP (11)	2,638,537	11.9	120,482	2,518,055	11.4
Itasca Capital Partners, LLC (12)	15,000	*	15,000	0	—
Kettle Hill Partners II, LP (13)	17,100	*	17,100	0	—
Kettle Hill Partners, LP (13)	32,900	*	32,900	0	—
Leaf Investment Partners, LP (14)	410,902	1.9	100,000	310,902	1.4
LKCM Micro-Cap Partnership, L.P. (15)	4,500	*	4,500	0	—
LKCM Private Discipline Master Fund, SPC (15)	64,000	*	64,000	0	—
LKCM Technology Partnership, L.P. (16)	35,000	*	31,500	3,500	*
Luberon Partners, LP (17)	50,000	*	50,000	0	—
MAZ Partners L.P. (18)	10,000	*	10,000	0	—
Pennington Capital (19)	60,000	*	60,000	0	—
Potomac Capital Partners, LP (20)	209,752	*	200,000	9,752	*
Prescott Group Aggressive Small Cap Master Fund (21)	701,836	3.2	700,000	1,836	*
Pinnacle 18, LLLP (3)	17,500	*	5,000	12,500	*
Rosen Investment Fund, LLC (3)	40,000	*	10,000	30,000	*
Unterberg Koller Capital Fund LP (8)	1,025,000	4.6	1,025,000	0	—

*	Less than 1%
(1)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of July 30, 2014, and the percentage is based upon 22,168,784 shares of our common stock outstanding as of July 30, 2014.
(2)	The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after the completion of this offering.
(3)	Ahava Investment Partners LLC, the managing partner of each of Ahava Investment Capital LP, Pinnacle 18, LLLP and Rosen Investment Fund, LLC, and has discretionary authority to vote and dispose of the shares held by Ahava Investment Capital LP, Pinnacle 18, LLLP and Rosen Investment Fund, LLC. Menachem Kranz has investment discretion and voting power over the shares in his capacity as the managing member of Ahava Investment Partners LLC.
(4)	Orin Hirschman, in his capacity as general partner of AIGH Investment Partners LP, has voting and investment power over the shares owned by AIGH Investment Partners LP.
(5)	Aristides Capital LLC is the general partner of Aristides Fund LP and Aristides Fund QP, LP. Christopher M. Brown has voting and investment power over the shares in his capacity as the managing member of Aristides Capital LLC.
(6)	Verbier Management Corp. is the General Partner of Burgeuete Investment Partnership, L.P. James J. Tiampo, in his capacity as president of Verbier Management Corp., has voting and investment power over the shares.
(7)	Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin, the president, the sole member, and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.
(8)	Diker Management LLC is the general partner of Diker Micro Cap Fund LP and Unterberg Koller Capital Fund LP and has voting control and investment discretion over securities held by Diker Micro Cap Fund LP and Unterberg Koller Capital Fund LP. Mark Diker, the chief executive officer, Charles Diker, the chairman, and Edmund Hajim, the president, of Diker Management LLC may also be deemed to have investment discretion and voting power over the shares.
(9)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”) and Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by EAM and ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM and ETE. EAM, ETE, Mr. Hoe, and Mr. Lane each disclaim any beneficial ownership of these shares.
(10)	Neal Goldman is the general partner of Goldman Partners, L.P. Mr. Goldman has voting and dispositive authority over the shares held by Goldman Partners, L.P. Mr. Goldman is the president of Goldman Capital Management, a broker-dealer. Accordingly, Goldman Partners, L.P. is an affiliate of a broker-dealer. Goldman Partners, L.P. has indicated to the company that it purchased the shares being registered for resale in the ordinary course of business and at the time of the acquisition of such shares, did not have any agreement or understanding with any person to distribute the securities.
(11)	Investor Growth Capital, LLC is the General Partner of IGC Fund VI, LP. Investor Growth Capital, LLC possesses the sole power to vote and the sole power to direct the disposition of the 2,638,537 shares of common stock held in the name of IGC Fund VI, L.P. Investor Growth Capital, LLC is controlled by a board of directors consisting of Michael Oporto, Stephen Campe and Lennart Johannson. Messrs. Oporto and Campe are citizens of the United States of America and Mr. Johansson is a citizen of the Kingdom of Sweden. Philip R. Dur, a director of the registrant, is employed by an affiliate of the general partner of IGC Fund VI, LP. This does not include 37,606 shares of common stock that may be acquired on or within 60 days after July 30, 2014 by Mr. Dur through the exercise of stock options outstanding as of such date.
(12)	Michael Wallace is the managing member of Itasca Capital Partners, LLC and has investment discretion and voting power over the shares.

(13)	Kettle Hill Capital, LLC is the general partner of Kettle Hill Partners II, LP (“KHPII”) and Kettle Hill Partners, LP (“KHP”) and has discretionary authority to vote and dispose of the shares held by KHPII and KHP and may be deemed to be the beneficial owner of these shares. Andrew Y. Kursta, in his capacity as the managing member of Kettle Hill Capital, LLC, has investment discretion and voting power over the shares held by KHPII and KHP.
(14)	Includes 22,475 shares of Series B Preferred Stock that are currently convertible on a one-for-one basis into shares of common stock. SSquared Capital, LLC is the general partner of Leaf Investment Partners, LP. Seymour L. Goldblatt and Kenneth Goldblatt control SSquared Capital, LLC and may be deemed to have voting and investment power over the shares. Additionally, Kenneth Goldblatt controls the managing member of Core Technology Fund LLC. This does not include 9,000 shares of common stock owned by Core Technology Fund, LLC.
(15)	LKCM Micro-Cap Management, L.P. is the general partner of LKCM Micro-Cap Partnership, L.P. (“LKCM Micro-Cap”) and has discretionary authority to vote and dispose of the shares held by LKCM Micro-Cap and may be deemed to be the beneficial owner of these shares. LKCM Private Discipline Management, L.P. is the general partner of LKCM Private Discipline Master Fund, SPC (“LKCM Private Discipline”) and has discretionary authority to vote and dispose of the shares held by LKCM Private Discipline and may be deemed to be the beneficial owner of these shares. J. Bryan King, in his capacity as the managing member of LKCM Micro-Cap Management, L.P. and LKCM Private Discipline Management, L.P., has investment discretion and voting power over the shares held by LKCM Micro-Cap and LKCM Private Discipline.
(16)	LKCM Technology Partnership GP, LLC is the general partner of LKCM Technology Partnership, L.P. (“LKCM Technology”) and has discretionary authority to vote and dispose of the shares held by LKCM Technology and may be deemed to be the beneficial owner of these shares. J. Luther King, Jr., in his capacity as the managing member of LKCM Technology Partnership GP, LLC, has investment discretion and voting power over the shares held by LKCM Technology.
(17)	Luberon Capital, LLC is the general partner of Luberon Partners, LP. Morgan Duke is the managing partner of Luberon Capital, LLC and has voting and investment power over the shares.
(18)	Walter Schenker, in his capacity as principal of MAZ Partners LP, has voting and investment power over the shares owned by MAZ Partners LP.
(19)	Robert J. Evans is the managing member of Pennington Capital and has voting and investment power over the shares.
(20)	Paul J. Solit is the managing member of the general partner of Potomac Capital Partners LP and has voting and investment power over the 200,000 shares held by Potomac Capital Partners LP. Shares owned prior to the offering include 9,752 shares owned by Mr. Solit’s spouse and children.
(21)	Phil Frohlich is the managing member of Prescott Group Aggressive Small Cap Master Fund and has voting and investment power over the shares held by Prescott Group Aggressive Small Cap Master Fund.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary – Private Placement,” in July 2014, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued the Shares to the selling stockholders and agreed with the selling stockholders to file a Registration Statement to enable the resale of the Registered Shares. Except as noted in the footnotes to the Selling Stockholders table, none of the selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of 2,891,566 shares of common stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to tie pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of common stock subject to the following:

•	all or a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees, or successors in interest may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales, or in a combination of such transactions;

•	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices, or at carrying prices determined at the time of sale;

•	some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions, or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

•	in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions, or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee, or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the common stock Purchase Agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related securities purchase agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on January 20, 2000, including any amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 10-K and amendment thereto for the fiscal year ended December 31, 2013, filed with the SEC on March 13, 2014;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 8, 2014 and August 7, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2014 (with respect to Item 8.01 only), March 4, 2014, May 16, 2014, July 3, 2014, and July 24, 2014; and

•	our Definitive Proxy Statement on Schedule 14A and amendment thereto filed with the SEC on April 4, 2014.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, or by telephoning us at (877) 235-6925.

Information contained on our website, www.mattersight.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, or by telephoning us at (877) 235-6925.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by Mattersight in connection with the registration of the securities under this Registration Statement, all of which will be borne by Mattersight.

Securities and Exchange Commission Registration Fee	$1,797
Legal Fees and Expenses	40,000
Accountants’ Fees and Expenses	5,000
Miscellaneous	8,203

Total	$55,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the Board of Directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Item 16.	Exhibits.

Exhibit Number	Description

3(i).1	Certificate of Incorporation of Mattersight Corporation, as amended (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3(i).2	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).3	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).4	Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 31, 2011).

3(ii).1	By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.2 to the S-1).

3(ii).2	Amendment to By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on November 16, 2007).

4.1	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to Amendment No.1 to our Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

4.2	Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.3	Certificate of Designation of 7% Series B Convertible Preferred Stock of Mattersight, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.4	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

4.6	Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

4.7	Registration Rights Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on December 22, 2011).

4.8	Warrant to purchase Mattersight Corporation common stock dated August 19, 2013, issued to PFG Equity Investors, LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 23, 2013).

4.9	Warrant to purchase Mattersight Corporation common stock dated August 19, 2013, issued to Partners for Growth IV, L.P. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 23, 2013).

5.1*	Opinion of Winston & Strawn LLP.

10.1	Common Stock Purchase Agreement dated July 23, 2014 by and between Mattersight Corporation and the purchasers listed therein (incorporated by referenced to Exhibit 10.1 to our Current Report on Form 8-K filed on July 24, 2014).

23.1*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, August 12, 2014.

MATTERSIGHT CORPORATION

By:	/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly D. Conway Kelly D. Conway	Director, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2014

/s/ Mark Iserloth Mark Iserloth	Vice President and Chief Financial Officer (Principal Financial Officer)	August 12, 2014

/s/ Glenn Polson Glenn Polson	Vice President of Financial Reporting (Principal Accounting Officer)	August 12, 2014

* Tench Coxe	Chairman of the Board and Director	August 12, 2014

* Philip R. Dur	Director	August 12, 2014

* Henry J. Feinberg	Director	August 12, 2014

* John T. Kohler	Director	August 12, 2014

* David B. Mullen	Director	August 12, 2014

* Michael J. Murray	Director	August 12, 2014

* John C. Staley	Director	August 12, 2014

*By:/s/ Christine R. Carsen Christine R. Carsen, as attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit Number		Description

3(i).1		Certificate of Incorporation of Mattersight Corporation, as amended (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”)).

3(i).2		Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).3		Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective December 19, 2001 (incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the year ended December 29, 2001).

3(i).4		Certificate of Amendment to Mattersight Corporation’s Certificate of Incorporation effective May 31, 2011 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 31, 2011).

3(ii).1		By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.2 to the S-1).

3(ii).2		Amendment to By-Laws of Mattersight Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on November 16, 2007).

4.1		Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”)).

4.2		Certificate of Increase of Series A Junior Participating Preferred Stock of Mattersight, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.3		Certificate of Designation of 7% Series B Convertible Preferred Stock of Mattersight, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.4		Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 29, 2001).

4.5		Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

4.6		Current Form of Common Stock Certificate (adopted as of December 3, 2013) (incorporated by reference to Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014).

4.7		Registration Rights Agreement dated December 19, 2011 by and between Mattersight Corporation and IGC Fund VI, L.P. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on December 22, 2011).

4.8		Warrant to purchase Mattersight Corporation common stock dated August 19, 2013, issued to PFG Equity Investors, LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 23, 2013).

4.9		Warrant to purchase Mattersight Corporation common stock dated August 19, 2013, issued to Partners for Growth IV, L.P. (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 23, 2013).

5.1	*	Opinion of Winston & Strawn LLP.

E-1

10.1		Common Stock Purchase Agreement dated July 23, 2014 by and between Mattersight Corporation and the purchasers listed therein (incorporated by referenced to Exhibit 10.1 to our Current Report on Form 8-K filed on July 24, 2014).

23.1	*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2	*	Consent of Grant Thornton LLP.

24.1	*	Powers of Attorney.

E-2